[JORDEN BURT LLP]                        EX-7
                 Jorden Burt Boros Cicchetti Berenson & Johnson
                       1025 Thomas Jefferson Street, N.W.
                          East Lobby - Suite 400 East
                          Washington, D.C. 20007-5208
                                 (202) 965-8152




                                December 24, 2001




Jackson National Life Insurance Company of New York
1 Corporate Way
Lansing, Michigan 48951


     Re:      Pre-Effective Amendment No. 1 to
              Registration Satement on Form S-6 of
              Jackson National Life Insurance Company of New York
              File No. 333-67092

Corporate Management:

         We hereby consent to the reference to our name under the caption "Legal Matters" in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-67092) of Separate Account IV of Jackson National Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,


                                    S/

                                    Jorden Burt LLP